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HANCOCK FABRICS, INC.                                                EXHIBIT 11
COMPUTATION OF EARNINGS PER SHARE
(unaudited)

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
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(dollars in thousands, except for
  per share amounts)                                Thirteen Weeks Ended            Fifty-two Weeks Ended
                                                ----------------------------     ---------------------------
                                                January 31,      February 1,     January 31,     February 1,
                                                   1999              1998           1999             1998
                                                ----------------------------     ---------------------------

------------------------------------------------------------------------------------------------------------
Basic earnings per share

  Net earnings                                 $     (2,548)     $     6,372     $     3,556     $    15,324
                                               ============      ===========     ===========     ===========
  Weighted average number of common shares
   outstanding during period                     18,610,742       20,553,014      19,741,483      20,833,778
                                               ============      ===========     ===========     ===========
Basic earnings per share                       $      (0.14)     $      0.31     $      0.18     $      0.74
                                               ============      ===========     ===========     ===========



Diluted earnings per share

  Net earnings                                 $     (2,548)     $     6,372     $     3,556     $    15,324
                                               ============      ===========     ===========     ===========
  Weighted average number of common shares
   outstanding during period                     18,610,742       20,553,014      19,741,483      20,833,778

   Common stock equivalents                           3,339          450,051         191,662         391,098

   Contingently issuable shares                                      103,718          63,545          92,503
                                               ------------      -----------     -----------     -----------

                                                 18,614,081       21,106,783      19,996,690      21,317,379
                                               ============      ===========     ===========     ===========

Diluted earnings per share                     $      (0.14)     $      0.30     $      0.18     $      0.72
                                               ============      ===========     ===========     ===========
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